SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 6, 2003
                                                         ----------------

                               CYTOGEN CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                       000-14879                222322400
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(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ               08540
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      (Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (609) 750-8200
                                                           --------------



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ITEM 5.    OTHER EVENTS.

         On October 29, 2003, Cytogen Corporation, a Delaware corporation (the "Company") filed a registration statement (File No. 333-110040) (the "Registration Statement") on Form S-3 with the Securities and Exchange Commission (the "Commission") relating to the public offering pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $60,000,000 in shares of common stock of the Company. The Commission declared the Registration Statement effective on October 30, 2003.

         On November 6, 2003, the Company entered into a Share Purchase Agreement (the "Share Purchase Agreement") with certain institutional investors pursuant to which the Company issued and sold an aggregate of 1,863,637 shares of its common stock at a purchase price of $11.00 per share for aggregate gross proceeds of $20.5 million.

         A copy of each of the Share Purchase Agreement and the related press release of the Company, dated November 7, 2003, are filed herewith as Exhibits
10.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the issuance of Common Stock by the Company is qualified in its entirety by reference to such Exhibits.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)    Exhibits.

               Exhibit No.     Description
               -----------     -----------
                  10.1         Share Purchase Agreement by and among the Company
                               and the Purchasers dated November 6, 2003.

                  99.1         Press release of the Company dated November 7,
                               2003.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CYTOGEN CORPORATION


                                  By:  /s/ Michael D. Becker
                                       -------------------------------------
                                       Michael D. Becker
                                       President and Chief Executive Officer


Dated:   November 7, 2003



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                                  EXHIBIT INDEX


        Exhibit No.      Description
        -----------      -----------

           10.1 Share Purchase Agreement by and among the Company and the Purchasers dated November 6, 2003.

           99.1          Press release of the Company dated November 7, 2003.